Exhibit 99.1
NEWS RELEASE FOR NOVEMBER 3, 2010 AT 4:10 PM ET

Contact:	William R. Abbott Senior Vice President and Chief Financial Officer 949-420-1800
CARDIOGENESIS REPORTS THIRD QUARTER 2010 RESULTS
Total Quarterly Revenue Up 30% from Prior Year
YTD Handpiece Revenue Up 17% from Prior Year
IRVINE, CA, NOVEMBER 3, 2010
     Cardiogenesis Corporation (OTCQB: CGCP), a leading developer of surgical products used in the treatment of diffuse coronary artery disease, today reported financial results for its third quarter and first nine months ended September 30, 2010.
     Revenue for the third quarter of 2010 was $2,764,000, a 30% increase from prior year third quarter revenue of $2,134,000. Gross margin was 84% for the quarter, two percentage points above the third quarter of 2009. The company reported a net loss of $154,000, or $0.00 per basic and diluted share, in the third quarter of 2010 as compared with a net loss of $739,000, or $0.02 per basic and diluted share, in the prior year third quarter.
     “We experienced strong demand for our disposable handpieces resulting in $2.15 million in revenue in the quarter. Capital equipment sales were also solid which contributed to the increase in sales over last year. Moreover, for the first nine months of 2010 we recorded a 17% year over year increase in disposable handpiece revenue, which is a testament to our ability to increase utilization,” said Cardiogenesis Executive Chairman Paul McCormick. “In addition to success with our commercial products, we are making significant progress on our clinical and regulatory initiatives while financing them through operations. We started the requisite biocompatibility and animal safety studies at the Texas Heart Institute and in addition, we enrolled the first two patients in our PHOENIX™ Combination Delivery System clinical feasibility trial. Upon completion, we plan to submit the results from these studies to the U.S. FDA to obtain regulatory clearance to begin the pivotal trial for the PHOENIX System. The PHOENIX System combines the intramyocardial delivery of stem cells with pre-treatment by TMR. PHOENIX represents an exciting proprietary growth opportunity for our Company.”
     For the first nine months of 2010, revenue was $8,426,000, an increase of 17% over revenue of $7,222,000 for the first nine months of 2009. The operating loss for the first nine months of 2010 was $706,000 as compared with an operating loss of $1,577,000 for the nine months ended September 30, 2009. The net loss for the first nine months of 2010 totaled $724,000, or $0.02 per basic and diluted share, as compared with a net loss of $1,643,000, or $0.04 per basic and diluted share, through the first nine months of 2009.
     Handpiece revenue for the third quarter of 2010 increased $323,000, or 18%, to $2,154,000 as compared to $1,831,000 in the 2009 third quarter as a result of both higher unit sales and average selling prices. For the nine months ended September 30, 2010, handpiece revenue increased by $942,000, or 17%, to $6,465,000 from handpiece revenue of $5,523,000 in the first nine months of 2009. Laser revenue in the third quarter of 2010 totaled $295,000. There was no laser revenue in the third quarter of 2009. Laser revenue of $1,068,000 for the first nine months of 2010 increased by $302,000, or 39%, over the 2009 year to date period.
     Gross margin was 84% of net revenue for both the three and nine months ended September 30, 2010, a two percentage point increase over the three and nine month periods in 2009. Gross profit increased by $556,000, or 32%, to $2,310,000 for the third quarter of 2010 as compared with $1,754,000 for the 2009 third quarter. For the first nine months of 2010, gross profit increased by $1,148,000, or 19%, to $7,063,000 from a gross profit of $5,915,000 for the nine months ended September 30, 2009.
     Research and development expenses of $272,000 in the quarter ended September 30, 2010 decreased $107,000, or 28%, compared with $379,000 in the quarter ended September 30, 2009. Through the first nine months of 2010, research and development expenses of $830,000 were $183,000, or 18%, below the prior year period expense of $1,013,000.
     Sales and marketing expenses of $1,443,000 in the quarter ended September 30, 2010 increased $80,000, or 6%, compared with $1,363,000 for the quarter ended September 30, 2009. For the nine month period in 2010, sales and marketing expenses were $4,728,000, an increase of $624,000 or 15%, when compared to $4,104,000 for the nine month period in 2009.
     General and administrative expenses for the quarter ended September 30, 2010 totaled $740,000 as compared to $730,000 during the quarter ended September 30, 2009. For the first nine months of 2010, general and administrative expense totaled $2,211,000, a decrease of $164,000 from the first nine months of 2009.
About Cardiogenesis Corporation
Cardiogenesis specializes in the treatment of cardiovascular disease and is a leader in devices that treat severe angina. Our market leading holmium:YAG laser system and single use fiber-optic delivery systems are used to perform a FDA-cleared surgical procedure known as Transmyocardial Revascularization (TMR).
For more information on Cardiogenesis and its products, please visit our website at www.cardiogenesis.com.
Safe Harbor Statement
This press release contains forward-looking statements, including, without limitation, with respect to the Company’s expectation to begin a U.S. clinical trial of the Company’s PHOENIX™ Combination Delivery System. Any forward-looking statements in this news release are subject to numerous risks and uncertainties, many of which are outside the Company’s control, that could cause actual results to differ materially. Factors that could affect the accuracy of these forward-looking statements include, but are not limited to: any inability by the Company to sustain profitable operations or obtain additional financing on favorable terms if and when needed; any failure to obtain required regulatory approvals; failure of the medical community to expand its acceptance of TMR procedures; possible adverse governmental rulings or regulations, including any FDA regulations or rulings; the Company’s ability to comply with international and domestic regulatory requirements; possible adverse Medicare or other third-party reimbursement policies or adverse changes in those policies; any inability by the Company to ship product on a timely basis; the Company’s ability to manage its growth; the effects of recent disruptions in global credit and equity markets and other adverse economic developments that could adversely affect the market for our products or our ability to raise needed financing; actions by our competitors; and the Company’s ability to protect its intellectual property. Other factors that could cause Cardiogenesis’ actual results to differ materially are discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and the Company’s other filings with the Securities and Exchange Commission. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

CARDIOGENESIS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF
OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2009	2010	2009
Net revenues	$2,764	$2,134	$8,426	$7,222
Cost of revenues	454	380	1,363	1,307

Gross profit	2,310	1,754	7,063	5,915

Operating expenses:
Research and development	272	379	830	1,013
Sales and marketing	1,443	1,363	4,728	4,104
General and administrative	740	730	2,211	2,375

Total operating expenses	2,455	2,472	7,769	7,492

Operating loss	(145)	(718)	(706)	(1,577)
Other income (expense):
Interest expense	—	(4)	(3)	(35)
Interest income	—	1	1	3
Other non-operating expense	(2)	(20)	(2)	(20)

Total other expense, net	(2)	(23)	(4)	(52)

Loss before provision for income taxes	(147)	(741)	(710)	(1,629)
Provision for income taxes	7	(2)	14	14

Net loss	$(154)	$(739)	$(724)	$(1,643)

Net loss per share:
Basic	$(0.00)	$(0.02)	$(0.02)	$(0.04)

Diluted	$(0.00)	$(0.02)	$(0.02)	$(0.04)

Weighted average shares outstanding:
Basic	45,928	45,549	45,727	45,519

Diluted	45,928	45,549	45,727	45,519

CARDIOGENESIS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2010	2009
	(unaudited)	(audited)
ASSETS

Current assets:
Cash and cash equivalents	$2,139	$2,568
Accounts receivable, net of allowance for doubtful accounts of $10 and $6, respectively	1,137	933
Inventories	768	914
Prepaids and other current assets	462	253

Total current assets	4,506	4,668
Property and equipment, net	248	341
Other assets, net	9	9

Total assets	$4,763	$5,018

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$382	$127
Accrued salaries and related	559	604
Accrued liabilities	362	299
Deferred revenue	704	744
Note payable	177	88
Current portion of capital lease obligations	10	9

Total current liabilities	2,194	1,871
Capital lease obligations, less current portion	5	14

Total liabilities	2,199	1,885

Commitments and contingencies
Shareholders’ equity:
Preferred stock:
no par value; 5,000 shares authorized; none issued and outstanding	—	—
Common stock:
no par value; 75,000 shares authorized; 45,888 and 45,549 shares issued and outstanding, respectively	174,387	174,217
Accumulated deficit	(171,823)	(171,084)

Total shareholders’ equity	2,564	3,133

Total liabilities and shareholders’ equity	$4,763	$5,018